Exhibit 99.1

Contact for Omega:

Bob Stephenson

Chief Financial Officer

(410) 427-1700

Contact for Aviv:

Craig Bernfield

Chairman and Chief Executive Officer

(312) 855-0930

FOR IMMEDIATE RELEASE

OMEGA HEALTHCARE INVESTORS AND AVIV REIT TO MERGE

CREATING PREMIER $10Bn SKILLED NURSING FACILITY REIT

Combined Company to Have 874 Properties Across 41 States and 83 Operator Relationships

Brings Together Highly Experienced Management Teams with Proven Track

Records of Shareholder Value Creation

Uniquely Positioned to Consolidate the Large, Highly-Fragmented

Skilled Nursing Facility Sector

Transaction Expected to be Accretive to Adjusted FFO and FAD per diluted share

Hunt Valley, MD and Chicago, IL – October 31, 2014 – Omega Healthcare Investors, Inc. (NYSE: OHI) (“Omega” or the “Company”) and Aviv REIT, Inc. (NYSE: AVIV) (“Aviv”) today announced that the Boards of Directors of both companies have unanimously approved a definitive agreement under which Omega will acquire all of the outstanding shares of Aviv in a stock-for-stock merger. The transaction values Aviv at $3.0 billion, and creates the premier publicly traded pure-play skilled nursing facility real estate investment trust (“REIT”).

Under the terms of the agreement, Aviv shareholders will receive a fixed exchange ratio of 0.90 Omega shares for each share of Aviv common stock they own. Based on the closing stock price for Omega on Thursday, October 30th, 2014, this consideration would be equivalent to $34.97 of Omega stock for each Aviv share, representing a premium to Aviv shareholders of approximately 16.2% over Aviv’s closing stock price on that day. Upon closing of the transaction, Omega shareholders are expected to own approximately 70% and Aviv shareholders, together with the limited partners of Aviv Healthcare Properties Limited Partnership (“Aviv OP”), are expected to own beneficially approximately 30% of the combined company. The stock-for-stock transaction is intended to be tax-free to shareholders. Following the merger, Taylor Pickett, current Omega CEO, will continue to serve as CEO of the combined company while Craig Bernfield, current Aviv Chairman and CEO, will join the Board of Directors of the combined company.

Omega Healthcare – Aviv Merger

October 31, 2014

“The combination of Omega and Aviv creates the premier pure-play skilled nursing facility REIT which, with the expertise and proven track records of the combined management teams, will be well-positioned to continue as the leading consolidator in the large, highly fragmented SNF industry,” Omega Chief Executive Officer Taylor Pickett said. “This merger is consistent with Omega’s long history of executing value-creating transactions. The combined sourcing and development capabilities of this company, coupled with its strong balance sheet, provides enhanced capacity to drive growth and is expected to continue to decrease our cost of capital. The combined company will have unrivaled resources to pursue attractive acquisition and development opportunities within its base of existing operator relationships and will also have the human and capital resources to pursue new operator relationships for continued external growth.”

Craig Bernfield, Chairman and Chief Executive Officer of Aviv, said, “This is a strategic combination of two best-in-class companies that have been the most dedicated and successful investors in the skilled nursing sector over the past few decades. The combined company will now be positioned to be the premier consolidator of SNF real estate for years to come. Our merger with Omega will allow us to take advantage of Omega’s long term success in the public markets, the scale of the combined company, and Omega’s superior access to capital and lower cost of capital, to continue to drive accretive growth by leveraging our relationships with high quality operators to find attractive off market and widely marketed acquisition opportunities.” Mr. Bernfield continued, “I am extremely enthusiastic about Omega’s prospects following the merger. The market opportunity is significant due to highly fragmented ownership and lack of competition from other well capitalized companies. The combined management team will be the most knowledgeable and experienced in the country. Taylor and I have known each other well during our careers and I know that he is eminently qualified to lead the combined company.”

Transaction Rationale and Highlights

•	High Quality and Complementary Portfolio. The combined company will have a high quality diversified portfolio including the following characteristics:

•	Substantial scale and significant diversification with 83 operator relationships in 41 states

•	Long-term triple-net master leases with sector-leading rent coverage

•	Commitment to high quality properties

•	Platforms With Superior Historical Track Records. The transaction combines the management teams of two of the leading SNF platforms, with superior track records of value creation for shareholders.

Omega Healthcare – Aviv Merger

October 31, 2014

•	Omega is the top performing REIT over the last ten years with a total shareholder return of 586 percent

•	Aviv total shareholder return of 64 percent since its IPO in 2013

•	Positioned for Continued Sector-Leading Growth. On a combined basis, Omega will be uniquely positioned to deliver SNF sector-leading growth

•	Demonstrated track record of attractive acquisitions and development

•	Consolidator in large, fragmented industry with attractive fundamentals

•	Combined operator relationships that are expected to provide an ongoing pipeline of accretive transactions

•	Over $900MM year-to-date combined investments

•	Attractive Financial Impact.

•	Expected to be accretive to Omega’s run rate Adjusted FFO and FAD. Preliminary combined company 2015 guidance for Adjusted Funds Available for Distribution (“FAD”) to common stockholders is a range of $2.81 to $2.87 per diluted share as compared to Omega’s 2014 FAD guidance of $2.58 to $2.61 per diluted share. The combined pipeline and unique sourcing capabilities, together with low leverage and improved cost of capital, should enable Omega to expand its growth profile with accretive transactions. Aviv’s development and redevelopment strategy, combined with Omega’s established capital expenditure financing program, is expected to provide attractive returns while enhancing asset quality. In addition, the combined company will maintain an UPREIT structure which will enable the combined company to structure tax-efficient transactions.

•	Strong balance sheet and lower cost of capital to drive future accretive growth. The combined company is expected to have a pro forma funded debt to total market capitalization ratio of less than 35%, funded debt to Adjusted EBITDA (Q3 annualized) ratio of less than 5.0x, secured debt to gross asset value of less than 5.0%, and an Adjusted Pro Forma EBITDA to interest coverage ratio greater than 3.5x as of September 30, 2014. The strong unsecured balance sheet, material increase in portfolio size and tenant diversity are expected to (i) enhance the combined company’s credit profile and (ii) lower the long-term cost of capital, driving further accretion. With a history of prudent balance sheet management, Omega believes that the strength of the combined company should create positive ratings momentum.

•	Stable and secure dividend with above-average growth potential, as well as a conservative pro forma payout ratio. Omega has increased its dividend at an 11% annual compounded rate since 2004 and expects continued dividend growth for shareholders of the combined company post-closing. Each company intends to continue its current dividend policy pending the closing of the transaction.

Omega Healthcare – Aviv Merger

October 31, 2014

Effect on Aviv OP Limited Partners

In connection with Omega’s implementation of an UPREIT structure, holders of Aviv OP units will receive units of an Omega operating partnership based on the same exchange ratio as provided for Aviv common stock in the merger agreement. The Omega operating partnership units will be convertible into Omega common stock on a 1:1 basis following the completion of the merger (subject to adjustment based on future events as provided for in the partnership agreement).

Management and Board of Directors

Taylor Pickett, current CEO of Omega, will continue to serve as CEO of the combined company. Craig Bernfield, current Aviv Chairman and CEO, will serve in the same capacity until closing to ensure an orderly transition. Following the closing of the transaction, the Omega Board of Directors will be expanded to include three directors from Aviv, including Mr. Bernfield, bringing the total to 11 members. As part of the transaction, Omega will be requesting that its shareholders approve a proposal to de-classify Omega’s Board of Directors and provide for the annual election of directors.

Following the merger, Omega will maintain its corporate headquarters in Hunt Valley, Maryland. Dan Booth and Bob Stephenson will retain current roles as COO and CFO, respectively, of the combined company. Aviv’s Chicago based acquisition and development operations will continue to be based in Chicago under the leadership of Steven Insoft, augmenting Omega’s existing investment capabilities.

Anticipated Synergies

The combined companies expect to benefit from approximately $9 million of general and administrative cash savings and additional savings from reduced borrowing costs.

Approvals and Timing

Completion of the transaction is subject to satisfaction of customary closing conditions, including the approval of shareholders of both companies. LG Aviv LP, an affiliate of Lindsay Goldberg LLC, has entered into a voting agreement with Omega pursuant to which it has agreed to vote in favor of the transaction, subject to the terms and conditions set forth in the voting agreement. The transaction is expected to close in the first quarter of 2015.

Advisors

Morgan Stanley & Co. LLC is acting as the exclusive financial advisor to Omega, and Bryan Cave LLP, Doran Derwent, PLLC and Kaye Scholer LLP are acting as legal counsel. PJT Partners and Goldman, Sachs & Co. are acting as financial advisors to Aviv and Sidley Austin LLP is acting as legal counsel.

Omega Healthcare – Aviv Merger

October 31, 2014

Conference Call and Webcast

Omega and Aviv will hold a joint conference call to discuss this transaction as well as a brief discussion of Aviv’s third quarter earnings results (which will be released separately) on October 31st, 2014, at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). The conference call is being webcast and can be accessed at Omega’s website at www.omegahealthcare.com and at Aviv’s website at www.avivreit.com or by dialing (877) 511-2891 for those within the United States. The Canadian toll-free dial-in number is (855) 669-9657. All other international participants can use the dial-in number (412) 902-4140. Ask the operator to be connected to the “Omega – Aviv Merger Call”. A replay of the webcast will be available at approximately 11:30 a.m. Eastern Time today on Omega and Aviv’s websites or by calling (877) 344-7529 and referencing Conference ID 10055663. The webcast will be archived for 30 days.

An investor presentation discussing the transaction will be available on Omega’s website at www.omegahealthcare.com and on Aviv’s website at www.avivreit.com. Aviv’s third quarter earnings release can also be accessed on Aviv’s website.

About Omega

Omega is a real estate investment trust investing in and providing financing to the long-term care industry. At September 30, 2014, Omega owned or held mortgages on 562 skilled nursing facilities, assisted living facilities and other specialty hospitals with approximately 63,532 licensed beds (61,189 available beds) located in 37 states and operated by 50 third-party healthcare operating companies. In addition, Omega has one facility currently held for sale.

About Aviv

Aviv, based in Chicago, is a real estate investment trust that specializes in owning post-acute and long-term care SNFs and other healthcare properties. Aviv is one of the largest owners of SNFs in the United States and has been in the business for over 30 years. At September 30, 2014, Aviv owns 312 properties with 26,520 licensed beds, that are triple-net leased to 38 operators in 29 states.

Additional Information about the Proposed Transaction and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval. In connection with the proposed transaction, Omega and Aviv expect to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to Omega’s proposed acquisition of Aviv. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Omega Healthcare – Aviv Merger

October 31, 2014

Investors may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Omega and Aviv with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Omega with the SEC will also be available free of charge on Omega’s website at www.omegahealthcare.com and copies of the documents filed by Aviv with the SEC are available free of charge on Aviv’s website at www.avivreit.com.

Omega, Aviv and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Omega’s and Aviv’s shareholders in respect of the proposed transaction. Information regarding Omega’s directors and executive officers can be found in Omega’s definitive proxy statement filed with the SEC on April 29, 2014. Information regarding Aviv’s directors and executive officers can be found in Aviv’s definitive proxy statement filed with the SEC on April 15, 2014. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from Omega and Aviv, as applicable, using the sources indicated above.

Cautionary Language regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s, Aviv’s or their respective operators’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions or the negative form of the same are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the companies’ expectations. Neither Omega nor Aviv undertakes a duty to update such forward-looking statements, which speak only as of the date on which they are made.

Omega’s and Aviv’s actual future results and trends may differ materially depending on a variety of factors discussed in their filings with the SEC. These factors include without limitation: (a) the ability and willingness of each company’s operators, borrowers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the company, including, in some cases, their obligations to indemnify, defend and hold harmless the company from and against various claims, litigation and liabilities; (b) the ability of each company’s operators and borrowers to maintain the financial strength and liquidity

Omega Healthcare – Aviv Merger

October 31, 2014

necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) each company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in each company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of each company’s operators to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) changes in general economic conditions and/or economic conditions in the markets in which each company may, from time to time, compete and the effect of those changes on the company’s revenues and its ability to access the capital markets or other sources of funds; (i) each company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (j) each company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (k) the ability and willingness of each company’s operators to renew their leases with the company upon expiration of the leases and each company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the operators or in the event the company exercises its right to replace an existing operator upon default; (l) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators and each company’s earnings; (m) each company’s ability and the ability of its operators and borrowers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (n) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations on each company’s operators and borrowers, and the ability of those operators and borrowers to accurately estimate the magnitude of those claims; (o) the impact of market or issuer events on the liquidity or value of each company’s investments in marketable securities; (p) uncertainties relating to the business operations of the operators of each company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (q) regulatory and other changes in the healthcare sector; (r) changes in the financial position of each company’s operators; (s) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of each company’s mortgages, and impede the ability of the company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; (t) changes in Omega’s credit ratings and the ratings of its debt securities; (u) competition in the financing of healthcare facilities; and (v) the impact of any financial, accounting, legal or regulatory issues or litigation that may affect either company or its major operators or borrowers. Many of these factors are beyond the control of the companies and their management.

Certain Non-GAAP Information

Funds From Operations (“FFO”), Adjusted FFO and Adjusted Funds Available for Distribution (“FAD”) are not financial measures calculated or presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently,

Omega Healthcare – Aviv Merger

October 31, 2014

FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. The Company references FFO, Adjusted FFO and FAD as important supplemental measures of its operating performance and not as measures of liquidity or cash flow. FFO, Adjusted FFO and FAD are not measures of financial performance under GAAP and should not be considered measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified above. FAD is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent. The Company believes these measures provide an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of adjusted FFO and FAD are not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes that they are appropriate measures for this Company.